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Filed Pursuant to Rule 424(b)(7)
Registration No. 333-199504

Prospectus Supplement
(to Prospectus dated October 31, 2014)

10,000,000 Shares

ClubCorp Holdings, Inc.

Common Stock

        The selling stockholder identified in this prospectus is an affiliate of KSL Capital Partners, LLC ("KSL") and is offering 10,000,000 shares of common stock of ClubCorp Holdings, Inc. The selling stockholder will receive all of the net proceeds from this offering and we will not receive any of the proceeds from the sale of the shares of common stock being sold by the selling stockholder.

        Our common stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "MYCC." The last reported sales price of our common stock on July 23, 2015 was $23.76 per share.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page S-4 of this prospectus supplement, beginning on page 2 of the accompanying prospectus, and in our Annual Report on Form 10-K for the fiscal year ended December 30, 2014 (which document is incorporated by reference herein) to read about factors you should consider before making a decision to invest in our common stock.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial price to public	$23.25	$232,500,000
Underwriting discount and commissions	$0.08	$800,000
Proceeds, before expenses, to the selling stockholder	$23.17	$231,700,000

        To the extent that the underwriter sells more than 10,000,000 shares of common stock, the underwriter has the option to purchase up to an additional 1,500,000 shares from the selling stockholder at the initial price to public less the underwriting discount. The selling stockholder will receive all of the proceeds from the sale of any such additional shares to the underwriter.

        The underwriter expects to deliver the shares against payment in New York, New York on July 28, 2015.

Goldman, Sachs & Co.

Prospectus Supplement dated July 23, 2015

Prospectus Supplement

Prospectus

        You should rely only on information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. Neither we, nor the selling stockholder nor the underwriter have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference herein or in any free writing prospectuses we have prepared. Neither we, nor the selling stockholder nor the underwriter take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. Neither we, nor the selling stockholder nor the underwriter are making an offer to sell or seeking offers to buy these securities in any jurisdiction where an offer or sale is not permitted. The information contained in this prospectus supplement is current only as of the date of this prospectus supplement regardless of the time of delivery of this prospectus supplement or of any sale of our common stock. Our business, financial condition, results of operation and prospects may have changed since that date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document has two parts, a prospectus supplement and an accompanying prospectus dated October 31, 2014. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing the SEC's "shelf" registration process. The prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of shares of common stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and in the accompanying prospectus. Generally, when we refer to this document, we are referring to both parts of this document combined. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing in our common stock. The accompanying prospectus gives more general information, some of which may not apply to the shares of common stock offered by this prospectus supplement. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference, you should rely on the information in the more recent document.

        Before you invest in our common stock, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference herein that are described under the heading "Incorporation by Reference."

        The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Neither we, nor the selling stockholder nor the underwriter are making an offer of the common stock in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock. Neither we, nor the selling stockholder nor the underwriter are making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.

S-ii

 PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. It does not contain all of the information that you should consider before investing in shares of our common stock. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the factors described or referred to under the heading "Risk Factors" herein and in our 2014 Annual Report on Form 10-K for the fiscal year ended December 30, 2014 (the "2014 Annual Report"), as well as the financial statements and related notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Unless otherwise indicated in this prospectus supplement, "ClubCorp," "our company," "we," "us" and "our" refer to ClubCorp Holdings, Inc. and its subsidiaries.

 Overview

        We are a membership-based leisure business and a leading owner-operator of private golf and country clubs and business, sports and alumni clubs in North America. As of June 16, 2015, our portfolio of 208 owned or operated clubs, with over 185,000 memberships, served over 430,000 individual members. Our facilities are located in 26 states, the District of Columbia and two foreign countries. We are the largest owner of private golf and country clubs in the United States. As of June 16, 2015, we own the underlying real estate for 124 of our 159 golf and country clubs. As of the same date, we own, lease or operate through joint ventures 148 golf and country clubs and manage 11 golf and country clubs, and we own, lease or operate through a joint venture 46 business, sports and alumni clubs and manage three business, sports and alumni clubs. Our golf and country clubs are designed to appeal to the entire family, fostering member loyalty which we believe allows us to capture a greater share of our member households' discretionary leisure spending. Our business, sports and alumni clubs are designed to provide our members with private upscale locations where they can work, network and socialize. We offer our members privileges throughout our collection of clubs, and we believe that our diverse facilities, recreational offerings and social programming enhance our ability to attract and retain members across a number of demographic groups. We also have alliances with other clubs, resorts and facilities located worldwide through which our members can enjoy additional access, discounts, special offerings and privileges outside of our owned and operated clubs. Given the breadth of our products, services and amenities, we believe that we offer a compelling value proposition to our members.

        ClubCorp began with one country club in Dallas, Texas with the premise of providing a first-class club membership experience. We later expanded to encompass multiple locations, making us one of the first companies to enter into the business of professional ownership and operation of private golf and country clubs. In 1966, we established our first business club with the belief that we could profitably apply our principle of delivering quality service and member satisfaction in a related line of business. In December 2006, we were acquired by affiliates of KSL, a private equity firm specializing in travel and leisure businesses. In September 2013, ClubCorp became a public equity filer on the NYSE under the stock symbol "MYCC."

Corporate Information

        ClubCorp Holdings, Inc. was incorporated in the State of Nevada on November 10, 2010. Our principal executive offices are located at 3030 LBJ Freeway, Suite 600, Dallas, Texas 75234. Our telephone number is (972) 243-6191. Our website address is www.clubcorp.com. In addition, we maintain a Facebook page at www.facebook.com/clubcorp and a Twitter feed at www.twitter.com/clubcorp. Information contained on, or that can be accessed through, our website, Facebook page or Twitter feed does not constitute part of this prospectus and inclusions of our website address, Facebook page address and Twitter feed address in this prospectus are inactive textual references only. The information that can be accessed through our website is not part of this prospectus, and investors should not rely on any such information in deciding whether to purchase shares of our common stock.

 The Offering

        The following summary of the offering contains basic information about the offering and the common stock and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the common stock, please refer to the section of the accompanying prospectus entitled "Description of Capital Stock."

Common stock offered by the selling stockholder	10,000,000 shares (11,500,000 shares if the underwriter exercises its option to purchase additional shares in full)
Common stock to be outstanding after this offering	64,743,668 shares
Option to purchase additional shares of common stock from the selling stockholder

The underwriter has an option to purchase a maximum of 1,500,000 additional shares of common stock from the selling stockholder. The underwriter can exercise this option at any time within 30 calendar days from the date of this prospectus supplement.

Use of proceeds

We will not receive any proceeds from the sale of shares of common stock offered by the selling stockholder, including upon the sale of shares if the underwriter exercises its option to purchase additional shares from the selling stockholder in this offering. See "Use of Proceeds."

Risk factors

You should carefully read and consider the information set forth under "Risk Factors" beginning on page S-4 in this prospectus supplement, beginning on page 2 in the accompanying prospectus and in the documents incorporated by reference herein, including our 2014 Annual Report, before investing in our common stock.

Dividend policy

In December 2013, our Board of Directors adopted a policy to pay, subject to legally available funds, a regular quarterly cash dividend. Pursuant to this policy, we paid quarterly cash dividends of $0.12 per share on January 15, 2014, April 15, 2014, July 15, 2014 and October 15, 2014 and $0.13 per share on January 15, 2015, April 15, 2015 and July 15, 2015.

We intend to continue to pay cash dividends on our common stock, subject to our compliance with applicable law, and depending on, among other things, our results of operations, financial condition, level of indebtedness, capital requirements, contractual restrictions, restrictions in our debt agreements and in any preferred stock, business prospects and other factors that our Board of Directors may deem relevant. Our ability to pay dividends on our common stock is limited by the covenants of our secured credit facilities and may be further restricted by the terms of any future debt or preferred securities. See "Dividend Policy."

NYSE symbol	"MYCC"

        The number of shares of our common stock to be outstanding after this offering is based on 64,732,012 shares outstanding as of June 16, 2015 and also includes 11,656 shares of restricted stock granted pursuant to awards dated June 25, 2015, but excludes 2,697,479 shares of common stock available as of June 16, 2015 for future grant under the ClubCorp Holdings, Inc. 2012 Stock Award Plan, which was amended and restated August 14, 2013 (the "Stock Plan").

        Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriter's option to purchase up to 1,500,000 additional shares from the selling stockholder.

RISK FACTORS

        Investing in our common stock involves risks. Before you make a decision to buy our common stock, in addition to the risks and uncertainties discussed below and under "Cautionary Statement Regarding Forward-Looking Statements," you should carefully read and consider the risks and uncertainties and the risk factors set forth under the caption "Risk Factors" in our 2014 Annual Report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and under the caption "Risk Factors" or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus supplement that are incorporated or deemed to be incorporated by reference in this prospectus supplement as well as any risks described in any free writing prospectus that we provide you in connection with an offering of our common stock pursuant to this prospectus supplement. Additionally, the risks and uncertainties discussed in this prospectus supplement, the accompanying prospectus or in any document incorporated or deemed incorporated by reference into this prospectus supplement are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of our common stock could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.

Our stock price may continue to experience significant volatility, and you may not be able to resell shares of our common stock at or above the price you paid or at all, and you could lose all or part of your investment as a result.

        The trading price of our common stock is likely to continue to be volatile. The stock market recently has experienced significant volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at or above the price you paid due to a number of factors, including the following:

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  results of operations that vary from the expectations of securities analysts and investors;

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  results of operations that vary from those of our competitors;

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  changes in expectations as to our future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

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  declines in the market prices of stocks generally;

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  strategic actions by us or our competitors;

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  announcements by us or our competitors of significant contracts, new products, acquisitions, joint marketing relationships, joint ventures, other strategic relationships or capital commitments;

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  changes in general economic or market conditions or trends in our industry or markets;

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  changes in business or regulatory conditions;

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  future sales of our common stock or other securities;

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  investor perceptions of the investment opportunity associated with our common stock relative to other investment alternatives;

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  the public's response to press releases or other public announcements by us or third parties, including our filings with the SEC;

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  announcements relating to litigation or regulatory investigations or actions;

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  guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;

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  the sustainability of an active trading market for our stock;

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  changes in accounting principles; and

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  other events or factors, including those resulting from natural disasters, war, acts of terrorism or responses to these events.

        These broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our common stock is low.

        In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

Future sales, or the perception of future sales, by us or our existing stockholders in the public market could cause the market price for our common stock to decline.

        The sale of shares of our common stock in the public market, or the perception that such sales could occur, including those associated with the registration rights of the selling stockholder registered hereunder, could harm the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

        In the future, we may also issue our securities in connection with investments or acquisitions. The amount of shares of our common stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of our common stock. Any issuance of securities in connection with investments or acquisitions may result in dilution to you.

If securities analysts do not publish research or reports about our business or if they downgrade our stock or our industry, our stock price and trading volume could decline.

        The trading market for our common stock relies in part on the research and reports that industry or financial analysts publish about us or our business or industry. We do not control these analysts. Furthermore, if one or more of the analysts who do cover us downgrade our stock or our industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our stock could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

We cannot assure you that we will continue to declare and pay dividends on our common stock, and our indebtedness could limit our ability to pay dividends on our common stock.

        On December 10, 2013, our Board of Directors adopted a policy to pay a regular quarterly cash dividend on our common stock, at an indicated annual rate of $0.48 per share, subject to quarterly declaration, which commenced in the first calendar quarter of 2014. Pursuant to this policy, we paid quarterly cash dividends of $0.12 per share on January 15, 2014, April 15, 2014, July 15, 2014 and October 15, 2014. On December 3, 2014, our Board of Directors approved an 8% increase in the quarterly dividend, resulting in an indicated annual dividend of $0.52 per share of common stock. On January 15, 2015, April 15, 2015 and July 15, 2015, we paid a cash dividend of $0.13 per share. The payment of such quarterly dividends and any other future dividends will be at the discretion of our Board of Directors and is subject to our compliance with applicable law, and depends on, among other things, our results of operations, financial condition, level of indebtedness, capital requirements, contractual restrictions, restrictions in our debt agreements and in any preferred stock, business prospects and other factors that our Board of Directors may deem relevant. There can be no assurance that we will continue to pay any dividend in the future. If we do not pay dividends, the price of our common stock must appreciate for investors to realize a gain on their investment in ClubCorp. This appreciation may not occur and our stock may in fact depreciate in value. For more information, see "Dividend Policy."

Affiliates of KSL may continue to be able to significantly influence our decisions and their interests may conflict with ours or yours in the future.

        As of June 16, 2015, the selling stockholder, an affiliate of KSL, beneficially owned approximately 29% of our common stock. After giving effect to this offering, investment funds associated with or designated by affiliates of KSL are expected to own less than 14% of the voting power of our capital stock entitled to vote generally in the election of directors but will continue to have the ability to nominate a percentage (determined, pursuant to our amended and restated articles of incorporation, in proportion to their collective ownership of our common stock) of the total number of members constituting our Board of Directors and thereby may be able to influence our policies and operations, including the appointment of management, future issuances of our common stock or other securities, the payment of dividends, if any, on our common stock, the incurrence or modification of debt by us, amendments to our amended and restated articles of incorporation and amended and restated bylaws and the entering into of extraordinary transactions, until such time as the selling stockholder substantially reduces its stake in our company. In addition, the interests of affiliates of KSL may not in all cases be aligned with your interests. KSL may have an interest in pursuing acquisitions, divestitures and other transactions that, in its judgment, could enhance its investment, even though such transactions might involve risks to you. For example, KSL may be interested in making acquisitions that increase our indebtedness or in selling revenue-generating assets. Additionally, in certain circumstances, acquisitions of debt at a discount by purchasers that are related to a debtor can give rise to cancellation of indebtedness income to such debtor for U.S. federal income tax purposes.

KSL is in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us.

        Our amended and restated articles of incorporation provide that none of KSL, any of its affiliates or any director who is not employed by us or his or her affiliates will have any duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which we operate. KSL also may pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. So long as affiliates of KSL continue to own a significant amount of our combined voting power, even if such amount is less than 30%, KSL will continue to be able to influence our decisions and so long as KSL and its affiliates collectively own at least 5% of all outstanding shares of our stock entitled to vote generally in the election of directors, they will have the right to nominate a percentage (determined, pursuant to our amended and restated articles of incorporation, in proportion to their collective ownership of our common stock) of the total number of members constituting our Board of Directors. In addition, KSL will be able to influence the outcome of all matters requiring stockholder approval and may be able to prevent a change of control or a change in the composition of our Board of Directors and could impede any unsolicited acquisition of us. The concentration of ownership could deprive you of an opportunity to receive a premium for your shares of common stock as part of a sale of our company and ultimately might affect the market price of our common stock.

Anti-takeover provisions in our organizational documents could delay or prevent a change of control.

        Certain provisions of our amended and restated articles of incorporation and amended and restated bylaws may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider to be in its best interest, including attempts that might result in a premium over the market price for the shares held by our stockholders.

        These provisions include, among other things:

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  a classified Board of Directors with staggered three-year terms;

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  the ability of our Board of Directors to issue one or more series of preferred stock with voting or other rights or preferences that could have the effect of impeding the success of an attempt to acquire us or otherwise effect a change of control;

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  advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at stockholder meetings;

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  the right of KSL's affiliates, determined in proportion to their collective ownership of our common stock, to nominate at least a certain percentage of the total number of members constituting our Board of Directors;

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  certain limitations on convening special stockholder meetings and stockholder action by written consent;

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  that, except in limited circumstances specified in our amended and restated articles of incorporation, if KSL's affiliates own less than 40% of the voting power of our capital stock entitled to vote in the election of directors, then certain provisions of our amended and restated articles of incorporation may be amended only by the affirmative vote of the holders (which must include at least one of certain specified affiliates of KSL, so long as affiliates of KSL beneficially own, in the aggregate, at least 5% of the voting power of our capital stock entitled to vote generally in the election of directors) of at least two-thirds of the voting power of our outstanding capital stock entitled to vote on such amendment; and

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  that if KSL's affiliates own less than 40% of the voting power of our capital stock entitled to vote in the election of directors, then our stockholders may adopt amendments to our amended and restated bylaws only by the affirmative vote of the holders (which must include at least one of certain specified affiliates of KSL, so long as KSL's affiliates beneficially own, in the aggregate, at least 5% of the voting power of our capital stock entitled to vote generally in the election of directors) of at least two-thirds of the voting power of our outstanding capital stock entitled to vote on such amendment.

After giving effect to this offering, KSL's affiliates are expected to own less than 14% of the voting power of our capital stock entitled to vote generally in the election of directors.

        These anti-takeover provisions could make it more difficult for a third party to acquire us, even if the third party's offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares. See "Description of Capital Stock."

Our amended and restated articles of incorporation designate the Eighth Judicial District Court of Clark County, Nevada, as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, and therefore limit our stockholders' ability to choose a forum for disputes with us or our directors, officers, employees or agents.

        Our amended and restated articles of incorporation provide that, to the fullest extent permitted by law, and unless we consent to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive forum for any (i) derivative action or proceeding brought in the name or right of the corporation or on its behalf, (ii) action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to the corporation or any of our stockholders, (iii) any action arising or asserting a claim arising pursuant to any provision of Chapters 78 or 92A of the NRS or any provision of the corporation's articles of incorporation or bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our articles of incorporation or bylaws or (v) any action asserting a claim governed by the internal affairs doctrine. Our amended and restated articles of incorporation further provide that any person purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed, to the fullest extent permitted by law, to have notice of and consented to the foregoing provision.

        We believe the choice-of-forum provision in our amended and restated articles of incorporation will help provide for the orderly, efficient and cost-effective resolution of Nevada-law issues affecting us by designating courts located in the State of Nevada (our state of incorporation) as the exclusive forum for cases involving such issues. However, this provision may limit a stockholder's ability to bring a claim in a judicial forum that it believes to be favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents. While there is no Nevada case law addressing the enforceability of this type of provision, Nevada courts have on prior occasion found persuasive authority in Delaware case law in the absence of Nevada statutory or case law specifically addressing an issue of corporate law. The Court of Chancery of the State of Delaware ruled in June 2013 that choice-of-forum provisions of a type similar to those included in our amended and restated articles of incorporation are not facially invalid under corporate law and constitute valid and enforceable contractual forum selection clauses. However, if a court were to find the choice-of-forum provision in our amended and restated articles of incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

We are no longer a "controlled company" within the meaning of the NYSE rules and the rules of the SEC and are currently in the phase-in period for additional governance requirements under NYSE rules.

        As of May 11, 2015, affiliates of KSL ceased to control a majority of the voting power of our outstanding common stock and we ceased to be a "controlled company" within the meaning of the corporate governance standards of the NYSE and became subject to additional corporate governance requirements under NYSE rules, including:

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  the requirement that a majority of our Board of Directors consist of "independent directors" as defined under the rules of the NYSE;

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  the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities;

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  the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities; and

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  the requirement for an annual performance evaluation of the compensation and nominating and corporate governance committees.

        The NYSE rules provide for phase-in periods for these requirements, but we must be fully compliant with the new requirements by May 11, 2016. We cannot provide any assurance that we will be able to do so. Currently, we do not have a majority of independent directors nor do our nominating and corporate governance and compensation committees consist entirely of independent directors. During this transition period, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the NYSE corporate governance requirements.

We are an emerging growth company and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

        We are an emerging growth company as defined in the Jumpstart Our Business Startups Act enacted on April 5, 2012 (the "JOBS Act"). For as long as we continue to be an emerging growth company, we may choose to take advantage of certain exemptions from various reporting requirements applicable to other public companies, including, among other things:

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  exemption from the auditor attestation requirements under Section 404 of the Sarbanes-Oxley Act of 2002;

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  reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements;

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  exemption from the requirements of holding non-binding stockholder votes on executive compensation arrangements; and

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  exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless the SEC otherwise determines, any future audit rules that may be adopted by the Public Company Accounting Oversight Board.

        We will be an emerging growth company until December 25, 2018, or until the earliest of (i) the last day of the fiscal year in which we have annual gross revenue of $1 billion or more, (ii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt or (iii) the date on which we are deemed to be a large accelerated filer under the federal securities laws. We anticipate that we will qualify as a large accelerated filer as of December 30, 2015, which is the first day of our fiscal year 2016.

        Under the JOBS Act, emerging growth companies are also permitted to elect to delay adoption of new or revised accounting standards until companies that are not subject to periodic reporting obligations are required to comply, if such accounting standards apply to non-reporting companies. We have made an irrevocable decision to opt out of this extended transition period for complying with new or revised accounting standards.

        We cannot predict if investors will find our common stock less attractive if we continue to rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will continue to incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to comply with the laws and regulations affecting public companies, particularly after we are no longer an emerging growth company.

        As a public company, particularly after we cease to qualify as an emerging growth company, we will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements, in order to comply with the rules and regulations imposed by the Sarbanes-Oxley Act, as well as rules implemented by the SEC and NYSE. Our management and other personnel devote a substantial amount of time to these compliance initiatives and our legal and accounting compliance costs will increase. We also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers.

        For example, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls over financial reporting and disclosure controls and procedures. In particular, as a public company, we are required to perform system and process evaluations and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. As described above, as an emerging growth company, we may not need to comply with the auditor attestation provisions of Section 404 for several years. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 requires that we incur substantial accounting expense and that management expend time on compliance-related issues. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, we could lose investor confidence in the accuracy and completeness of our financial reports, which could cause our stock price to decline.

        As we approach the point in time when the available exemptions under the JOBS Act, as described above, cease to apply, we expect to incur additional expenses and devote increased management effort toward ensuring compliance with the requirements of the JOBS Act. We cannot predict or estimate the amount of additional costs we may incur as a result of operating as a public company or the timing of such costs.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        All statements (other than statements of historical facts) contained or incorporated by reference in this prospectus supplement and the accompanying prospectus regarding the prospects of the industry and our prospects, plans, financial position and business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "should," "expect," "intend," "will," "estimate," "anticipate," "believe," "predict," "potential" or "continue" or the negatives of these terms or variations of them or similar terminology. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. Such statements reflect the current views of our management with respect to our operations, results of operations and future financial performance. The following factors are among those, but are not only those, that may cause actual results to differ materially from the forward-looking statements:

  •
  adverse conditions affecting the United States economy;

  •
  our ability to attract and retain club members;

  •
  changes in consumer spending patterns, particularly with respect to demand for products and services;

  •
  unusual weather patterns, extreme weather events and periodic and quasi-periodic weather patterns, such as the El Niño/La Niña Southern Oscillation;

  •
  material cash outlays required in connection with refunds or escheatment of membership initiation deposits;

  •
  impairments to the suitability of our club locations;

  •
  regional disruptions such as power failures, natural disasters or technical difficulties in any of the major areas in which we operate;

  •
  seasonality of demand for our services and facilities usage;

  •
  increases in the level of competition we face;

  •
  the loss of members of our management team or key employees;

  •
  increases in the cost of labor;

  •
  increases in other costs, including costs of goods, rent, water, utilities and taxes;

  •
  decreasing values of our investments;

  •
  illiquidity of real estate holdings;

  •
  our substantial indebtedness, which may adversely affect our financial condition and our ability to operate our business, react to changes in the economy or our industry and pay our debts, and which could divert our cash flows from operations for debt payments;

  •
  our need to generate cash to service our indebtedness;

  •
  the incurrence by us of substantially more debt, which could further exacerbate the risks associated with our substantial leverage;

  •
  restrictions in our debt agreements that limit our flexibility in operating our business;

  •
  our variable rate indebtedness could cause our debt service obligations to increase significantly;

  •
  timely, costly and unsuccessful development and redevelopment activities at our properties;

  •
  unsuccessful or burdensome acquisitions;

  •
  complications experienced in integrating acquired businesses and properties into our operations;

  •
  restrictions placed on our ability to limit risk due to joint ventures and collaborative arrangements;

  •
  insufficient insurance coverage and uninsured losses;

  •
  accidents or injuries which occur at our properties;

  •
  adverse judgments or settlements;

  •
  our failure to comply with regulations relating to public facilities or our failure to retain the licenses relating to our properties;

  •
  future environmental regulation, expenditures and liabilities;

  •
  changes in or failure to comply with laws and regulations relating to our business and properties;

  •
  failure in systems or infrastructure which maintain our internal and customer data, including as a result of cyber attacks;

  •
  sufficiency and performance of the technology we own or license;

  •
  write-offs of goodwill;

  •
  risks related to tax examinations by the Internal Revenue Service;

  •
  cancellation of indebtedness income resulting from cancellation of certain indebtedness;

  •
  the substantial ownership of our equity by the selling stockholder;

  •
  future sales of our common stock could cause the market price to decline, including as a result of this offering or future sales by the selling stockholder;

  •
  certain provisions of our amended and restated articles of incorporation limit our stockholders' ability to choose a forum for disputes with us or our directors, officers, employees or agents;

  •
  our stock price may change significantly;

  •
  our ability to declare and pay dividends;

  •
  securities analysts could publish information that negatively impacts our stock price and trading volume;

  •
  anti-takeover provisions could delay or prevent a change of control;

  •
  the actions of activist stockholders could negatively impact our business and such activism could impact the trading value and volatility of our securities;

  •
  our ability to phase-in certain corporate governance requirements that provide protection to stockholders of other companies prior to the expiration of the phase-in period in May of 2016;

  •
  "emerging growth company" status as defined in the JOBS Act may impact attractiveness of our common stock to investors; and

  •
  other factors contained or incorporated or deemed incorporated by reference in this prospectus and risks related to this offering and ownership of our common stock.

        The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Other sections of this prospectus supplement, the accompanying prospectus and other disclosure incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus may include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Before investing in our common stock, investors should be aware that the occurrence of the events described or referred to under the caption "Risk Factors" and in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference in this prospectus supplement or the accompanying prospectus could have a material adverse effect on our business, results of operations and financial condition.

        You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

        This prospectus supplement and the accompanying prospectus incorporate by reference statistical data that we obtained from industry publications and reports. These publications generally indicate that they have obtained their information from sources believed to be reliable, but do not guarantee the accuracy and completeness of their information. Although we believe the publications are reliable, we have not independently verified their data.

        You should read this prospectus supplement, the accompanying prospectus, the financial statements and the related notes that are incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus, and the documents that we reference in this prospectus supplement and have filed as exhibits to the registration statement of which this prospectus supplement is a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

 USE OF PROCEEDS

        The selling stockholder will receive all of the net proceeds from the sale of the shares of our common stock in this offering, including all of the net proceeds from the sale of shares if the underwriter exercises its option to purchase additional shares. Pursuant to the registration rights agreement between us and the selling stockholder, we will pay all expenses (other than the underwriting discount) of the selling stockholder in connection with this offering. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder, including any sales pursuant to the option to purchase additional shares.

PRICE RANGE OF COMMON STOCK

        Our common stock has traded on the NYSE under the symbol "MYCC" since September 20, 2013. Prior to that time, there was no public market for our common stock. The following table sets forth the high and low intraday sales prices per share of our common stock, as reported by the NYSE, for the periods indicated.

	High	Low
2013
Quarter ended December 31, 2013	$17.93	$13.51
2014
Quarter ended March 25, 2014	$19.76	$16.81
Quarter ended June 17, 2014	$19.40	$17.14
Quarter ended September 9, 2014	$18.99	$16.36
Quarter ended December 30, 2014	$20.10	$16.75
2015
Quarter ended March 24, 2015	$19.48	$16.84
Quarter ended June 16, 2015	$23.87	$17.49
June 17, 2015 through July 23, 2015	$24.95	$23.35

        The closing sale price of our common stock, as reported by the NYSE, on July 23, 2015 was $23.76. As of July 22, 2015, there were approximately 103 holders of record of our common stock which does not reflect holders who beneficially own our common stock held in nominee or street name.

DIVIDEND POLICY

        In December 2013, our Board of Directors adopted a policy to pay, subject to legally available funds, a regular quarterly cash dividend. Pursuant to this policy, we paid quarterly cash dividends of $0.12 per share on January 15, 2014, April 15, 2014, July 15, 2014 and October 15, 2014. On December 3, 2014, our Board of Directors approved an 8% increase in the quarterly dividend, resulting in an indicated annual dividend of $0.52 per share of common stock. On January 15, 2015, April 15, 2015 and July 15, 2015, we paid a cash dividend of $0.13 per share.

        The payment of such quarterly dividends and any other future dividends will be at the discretion of our Board of Directors and is subject to our compliance with applicable law, and depends on, among other things, our results of operations, financial condition, level of indebtedness, capital requirements, contractual restrictions, restrictions in our debt agreements and in any preferred stock, business prospects and other factors that our Board of Directors may deem relevant. Our ability to pay dividends also depends in part on our receipt of cash distributions from our operating subsidiaries, which may be restricted from distributing us cash as a result of the laws of their jurisdiction of organization, agreements of our subsidiaries or covenants under any existing and future outstanding indebtedness we or our subsidiaries incur. There can be no assurance that we will continue to pay any dividend in the future. See "Liquidity and Capital Resources" in the Management's Discussion and Analysis of Financial Condition and Results of Operations section of our 2014 Annual Report that is incorporated by reference into this prospectus supplement for a description of restrictions on our ability to pay dividends.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and our capitalization as of June 16, 2015.

        You should read this table in conjunction with the information contained in our 2014 Annual Report and our Quarterly Report on Form 10-Q for the fiscal period ended June 16, 2015, including the consolidated financial statements and the notes thereto, which are incorporated by reference in this prospectus supplement.

As of June 16, 2015
(in thousands, except share data)
Cash and cash equivalents	$50,388

Total debt, including current portion of long-term debt:
Secured credit facilities(1)	944,976
Other debt	90,012

Total debt, including current portion (includes $13,137 related to VIEs)	1,034,988
Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized, 64,732,012 shares issued and outstanding at June 16, 2015(2)	647
Preferred stock, $0.01 par value; 20,000,000 shares authorized, no shares issued and outstanding at June 16, 2015	—
Additional paid-in capital	286,819
Accumulated other comprehensive loss	(5,557)
Retained deficit	(83,861)
Noncontrolling interests in consolidated subsidiaries of VIEs	9,790

Total equity	207,838

Total capitalization	$1,242,826

(1)
Subsequent to June 16, 2015, we borrowed $10.0 million under the revolving credit facility of our secured credit facilities, which is not reflected above.

(2)
The number of outstanding shares excludes 2,697,479 shares of common stock available as of June 16, 2015 for future grant under the Stock Plan and 11,656 shares of restricted stock granted pursuant to awards dated June 25, 2015.

 SELLING STOCKHOLDER

        The following table sets forth the name of the selling stockholder, the beneficial ownership of our common stock by the selling stockholder as of June 16, 2015, the number of shares being offered by the selling stockholder pursuant to this prospectus supplement and number of shares of our common stock that will be beneficially owned by the selling stockholder immediately after the offering contemplated by this prospectus supplement.

        The number of shares and percentages of beneficial ownership set forth below are based on the number of shares of our common stock issued and outstanding as of June 16, 2015. Beneficial ownership is determined in accordance with the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

        Unless otherwise noted in the footnote to the following table, the selling stockholder has sole voting and investment power with respect to its beneficially owned common stock.

				Common Stock Beneficially Owned After this Offering
						Assuming the Underwriter's Option is Exercised in Full
	Shares of Common Stock Beneficially Owned Prior to this Offering			Assuming the Underwriter's Option is not Exercised
			Shares of Common Stock Offered
Name and Address of Beneficial Owner	Number	%		Number	%	Number	%
Affiliates of KSL(1)	18,968,922	29.3%	10,000,000	8,968,922	13.9%	7,468,922	11.5%

(1)
Fillmore CCA Investment, LLC is 100% owned by Fillmore CCA Holdings I, LLC. Fillmore CCA Holdings I, LLC is 5.1% owned by Fillmore CCA (Alternative), L.P., 9.2% owned by Fillmore CCA Supplemental TE (Alternative), L.P., 12.6% owned by Fillmore CCA TE (Alternative), L.P., 12.7% owned by Fillmore CCA TE-A (Alternative), L.P., 1.2% owned by KSL Capital Partners II FF, L.P., 6.7% owned by KSL Capital Partners Supplemental II, L.P., 5.9% owned by KSL CCA 2010 Co-Invest 2, L.P., 36.7% owned by KSL CCA 2010 Co-Invest, L.P., 3.7% owned by KSL CCA Co-Invest 2, L.P. and 6.2% owned by KSL CCA Co-Invest, L.P. (collectively, the "KSL Investors"). KSL Capital Partners II GP, LLC is the sole general partner of Fillmore CCA (Alternative), L.P., Fillmore CCA TE (Alternative), L.P., Fillmore CCA TE-A (Alternative), L.P. and KSL Capital Partners II FF, L.P. KSL Capital Partners Supplemental II GP, LLC is the sole general partner of Fillmore CCA Supplemental TE (Alternative), L.P. and KSL Capital Partners Supplemental II, L.P. KSL Capital Partners II Co-Invest GP, LLC is the sole general partner of KSL CCA 2010 Co-Invest 2, L.P., KSL CCA 2010 Co-Invest, L.P., KSL CCA Co-Invest 2, L.P. and KSL CCA Co-Invest, L.P. The investment decisions of each of KSL Capital Partners II GP, LLC, KSL Capital Partners Supplemental II GP, LLC and KSL Capital Partners II Co- Invest GP, LLC (collectively, the "KSL General Partners," and together with the KSL Investors, the "KSL Funds") regarding the shares are made by its respective special investment committee, which exercises voting and dispositive power over the shares indirectly beneficially owned by the KSL General Partners. The special investment committee of each of the KSL General Partners consists of Eric C. Resnick, Michael S. Shannon and Steven S. Siegel. A decision of each special investment committee is determined by the affirmative vote of a majority of the members of such committee. Messrs. Resnick, Shannon and S. Siegel disclaim beneficial ownership of these shares. The address for each KSL Fund and Messrs. Resnick, Shannon and Siegel is c/o KSL Capital Partners, LLC, 100 Fillmore Street, Suite 600, Denver, Colorado 80206.

 MATERIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX
CONSEQUENCES TO NON-U.S. HOLDERS

        The following is a summary of the material United States federal income and estate tax consequences as of the date hereof to a non-U.S. holder (as defined below) of the purchase, ownership and disposition of our common stock. Except where noted, this summary deals only with common stock that is held as a capital asset.

        A "non-U.S. holder" means a person (other than a partnership) that is not for United States federal income tax purposes any of the following:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        This summary is based upon provisions of the Code and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, "controlled foreign corporation," "passive foreign investment company," a person who holds or receives our common stock pursuant to the exercise of any employee stock option or otherwise as compensation or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

        If a partnership holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

        If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of the common stock, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

 Dividends

        Distributions on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder's adjusted tax basis in the common stock, but not below zero. Any remaining excess will be treated as capital gain subject to the rules discussed under "—Gain on Disposition of Common Stock."

        Dividends paid to a non-U.S. holder of our common stock generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        A non-U.S. holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete Internal Revenue Service Form W-8BEN or W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

        A non-U.S. holder of our common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

Gain on Disposition of Common Stock

        Any gain realized on the disposition of our common stock generally will not be subject to United States federal income tax unless:

  •
  the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

  •
  we are or have been a "United States real property holding corporation" for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or such non-U.S. holder's holding period for our common stock.

        An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated United States federal income tax rates. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses (even though the individual is not considered a resident of the United States) provided such a non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

        We believe that we are currently a "United States real property holding corporation" for United States federal income tax purposes. However, so long as our common stock continues to be regularly traded on an established securities market, our treatment as a "United States real property holding corporation" would cause only a non-U.S. holder who holds or held (at any time during the shorter of the five year period preceding the date of disposition or the holder's holding period) more than 5% of our common stock and is not eligible for a treaty exemption to be subject to United States federal income tax on the disposition of our common stock.

Federal Estate Tax

        Common stock held by an individual non-U.S. holder at the time of death will be included in such holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

        We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

        A non-U.S. holder may be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

        Information reporting and, depending on the circumstances, backup withholding may apply to the proceeds of a sale of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's United States federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Additional Withholding Requirements

        Under Section 1471 through 1474 of the Code (such Sections commonly referred to as "FATCA"), a 30% United States federal withholding tax may apply to any dividends paid on our common stock, and, for a disposition of our common stock occurring after December 31, 2016, the gross proceeds from such disposition, in each case paid to (i) a "foreign financial institution" (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a "non-financial foreign entity" (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under "—Dividends," the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisor regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

 Additional Tax on Investment Income

        Certain taxpayers are subject to a 3.8% Medicare surtax on, among other things, dividends on and capital gains from the sale or other disposition of common stock. Non resident alien individuals are exempt from such surtax. Non U.S. trusts and estates are also exempt from the surtax, but U.S. beneficiaries of foreign trusts and estates are not. Prospective investors should consult their tax advisors regarding the tax consequences of the Medicare surtax on the ownership and disposition of our common stock.

UNDERWRITING

        We, the selling stockholder and Goldman, Sachs & Co. (the "underwriter") have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, the underwriter has agreed to purchase 10,000,000 shares from the selling stockholder.

        The underwriter is committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

        The underwriter has an option to buy up to an additional 1,500,000 shares from the selling stockholder. The underwriter may exercise that option for 30 calendar days.

        In connection with the offering of shares of our common stock described in this prospectus, the selling stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act.

        The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter by the selling stockholder. Such amounts are shown assuming both no exercise and full exercise of the underwriter's option to purchase 1,500,000 additional shares.

	No Exercise	Full Exercise
Paid by the Selling Stockholder
Per Share	$0.08	$0.08
Total	$800,000	$920,000

        Shares sold by the underwriter to the public will initially be offered at the offering price set forth on the cover of this prospectus supplement. After the initial offering of the shares, the underwriter may change the offering price and the other selling terms. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter's right to reject any order in whole or in part.

        We, our executive officers and directors, and the selling stockholder have agreed with the underwriter, subject to certain exceptions (including, in the case of our executive officers, the ability to sell shares of common stock not to exceed 220,000 shares in the aggregate), not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 45 days after the date of this prospectus supplement, except with the prior written consent of the underwriter.

        In connection with the offering, the underwriter may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A "covered short position" is a short position that is not greater than the amount of additional shares for which the underwriter's option described above may be exercised. The underwriter may cover any covered short position by either exercising its option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. "Naked" short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriter must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriter in the open market prior to the completion of the offering.

        Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for their own account, may have the effect of preventing or retarding a decline in the market price of our stock, and may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriter is not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of shares may be made to the public in that Relevant Member State other than:

          (a)   to any legal entity which is a qualified investor as defined in the Prospectus Directive;

          (b)   to fewer than 100, or, if the Relevant Member State has implemented the relevant portion of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative;

          (c)   in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall require publication of a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

        The underwriter has represented and agreed that:

          (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

          (b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

        The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to Prospective Investors in Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and the underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Switzerland

        The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, us or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus or taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

        This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Expenses and Indemnification

        We estimate that our total expenses of the offering, will be approximately $400,000 and are payable by us.

        We and the selling stockholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

Other Relationships

        The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. The underwriter or its affiliates are lenders under our secured credit facilities and have received and will receive fees from us. Certain affiliates of the underwriter hold small indirect positions in our common stock, which positions do not rise to the level of creating a conflict of interest under FINRA Rule 5121.

        In the ordinary course of their various business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS

        The validity of our common stock offered hereby will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada. Some legal matters in connection with this offering will be passed upon for us by Simpson Thacher & Bartlett LLP, Palo Alto, California. Certain legal matters in connection with this offering will be passed upon for the underwriter by Sullivan & Cromwell LLP, Los Angeles, California.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the ClubCorp Holdings, Inc. Annual Report on Form 10-K for the fiscal year ended December 30, 2014 filed with the SEC on March 12, 2015 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

        The rules of the SEC allow us to "incorporate by reference" information into this prospectus supplement. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and information that we file in the future with the SEC will automatically update and supersede, as appropriate, this information. We incorporate by reference the documents listed below and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this prospectus supplement and prior to the termination of this offering:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 30, 2014;

  •
  Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 24, 2015 and June 16, 2015;

  •
  Our Proxy Statement on Schedule 14A filed on April 27, 2015 to the extent incorporated into our Annual Report on Form 10-K;

  •
  Our Current Reports on Form 8-K filed with the SEC on February 6, 2015, May 6, 2015, May 28, 2015 and June 26, 2015; and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 17, 2013, including any subsequent amendment or any report filed for the purpose of updating such description.

        Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K (including any Form 8-K itemized above), including the related exhibits, nor in any documents or other information that is deemed to have been "furnished" to and not "filed" with the SEC.

        Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        You may request a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this prospectus supplement (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

ClubCorp Holdings, Inc.
Attention: Investor Relations
3030 LBJ Freeway, Suite 600
Dallas, TX 75234
(972) 888-7495

        You should rely only on the information incorporated by reference or provided in this prospectus supplement. Neither we, nor the selling stockholder nor any underwriter has authorized anyone else to provide you with different information.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus supplement. This prospectus supplement does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, as well as our common stock, we refer you to the registration statement and to its exhibits and schedules.

        We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these reports, statements or other information at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549 or at its regional offices. You can request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available to the public at the SEC's internet site at http://www.sec.gov.

        We also make available our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A (and any amendments to those forms) as soon as reasonably practicable after they are filed with or furnished to the SEC. Those filings are accessible through our website under the heading "Investors" at www.clubcorp.com. Please note that our website address is provided in this prospectus as an inactive textual reference only. The information found on or accessible, free of charge, through our website is not part of this prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus supplement.

PROSPECTUS

32,768,922 Shares

ClubCorp Holdings, Inc.

Common Stock

        All of the shares of common stock offered hereby may be sold from time to time by and for the account of the selling stockholder named in this prospectus.

        The methods of sale of the shares of common stock offered hereby are described under the heading "Plan of Distribution." We will not receive any of the proceeds from such sales.

        Our common stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "MYCC." On October 20, 2014, the closing price of the shares was $18.78 per share.

        Investing in our common stock involves risks. You should carefully consider the risk factors referred to on page 2 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus before buying shares of our common stock.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 31, 2014.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, the selling stockholder may, from time to time, offer and/or sell up to the total number of shares that it owns of our common stock in one or more offerings or resales. This prospectus provides you with a general description of the shares of common stock that the selling stockholder may offer. Each time the selling stockholder sells common stock using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

        The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, certain information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus or the applicable prospectus supplement. See "Incorporation by Reference" before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website or at the SEC offices mentioned under the heading "Where You Can Find More Information."

        Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information in, or incorporated by reference in, this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the dates on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

        You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. Neither we, the selling stockholder nor any underwriter has authorized anyone to give you different information, and if you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. The selling stockholder is not making an offer to sell common stock in any jurisdiction where the offer or sale of such common stock is not permitted.

        In this prospectus, unless otherwise indicated, "Company," "ClubCorp," "we," "our" or "us," as used herein, refer to ClubCorp Holdings, Inc., unless otherwise stated or indicated by context.

RISK FACTORS

        Investing in our common stock involves risks. Before you make a decision to buy our common stock, in addition to the risks and uncertainties discussed below and under "Cautionary Statement Regarding Forward-Looking Statements," you should carefully read and consider the risks and uncertainties and the risk factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarterly period ended September 9, 2014, which are incorporated by reference in this prospectus, and under the caption "Risk Factors" or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference in this prospectus as well as any risks described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of our common stock pursuant to this prospectus. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated or deemed incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of our common stock could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.

Our stock price may continue to experience significant volatility, and you may not be able to resell shares of our common stock at or above the price you paid or at all, and you could lose all or part of your investment as a result.

        The trading price of our common stock is likely to continue to be volatile. The stock market recently has experienced significant volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at or above the price you paid due to a number of factors, including the following:

  •
  results of operations that vary from the expectations of securities analysts and investors;

  •
  results of operations that vary from those of our competitors;

  •
  changes in expectations as to our future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

  •
  declines in the market prices of stocks generally;

  •
  strategic actions by us or our competitors;

  •
  announcements by us or our competitors of significant contracts, new products, acquisitions, joint marketing relationships, joint ventures, other strategic relationships or capital commitments;

  •
  changes in general economic or market conditions or trends in our industry or markets;

  •
  changes in business or regulatory conditions;

  •
  future sales of our common stock or other securities;

  •
  investor perceptions of the investment opportunity associated with our common stock relative to other investment alternatives;

  •
  the public's response to press releases or other public announcements by us or third parties, including our filings with the SEC;

  •
  announcements relating to litigation or regulatory investigations or actions;

  •
  guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;

  •
  the sustainability of an active trading market for our stock;

  •
  changes in accounting principles; and

  •
  other events or factors, including those resulting from natural disasters, war, acts of terrorism or responses to these events.

        These broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our common stock is low.

        In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

Future sales, or the perception of future sales, by us or our existing stockholders in the public market could cause the market price for our common stock to decline.

        The sale of shares of our common stock in the public market, or the perception that such sales could occur, including those associated with the registration rights of the selling stockholder registered hereunder, could harm the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

        In the future, we may also issue our securities in connection with investments or acquisitions. The amount of shares of our common stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of our common stock. Any issuance of securities in connection with investments or acquisitions may result in dilution to you.

If securities analysts do not publish research or reports about our business or if they downgrade our stock or our industry, our stock price and trading volume could decline.

        The trading market for our common stock relies in part on the research and reports that industry or financial analysts publish about us or our business or industry. We do not control these analysts. Furthermore, if one or more of the analysts who do cover us downgrade our stock or our industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our stock could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

We cannot assure you that we will continue to declare and pay dividends on our common stock, and our indebtedness could limit our ability to pay dividends on our common stock.

        On December 10, 2013, our Board of Directors adopted a policy to pay a regular quarterly cash dividend on our common stock, at an indicated annual rate of $0.48 per share, subject to quarterly declaration, which commenced in the first calendar quarter of 2014. Pursuant to this policy, we paid quarterly cash dividends of $0.12 per share on January 15, 2014, April 15, 2014, July 15, 2014 and October 15, 2014. The payment of such quarterly dividends and any other future dividends will be at the discretion of our Board of Directors and is subject to our compliance with applicable law, and depends on, among other things, our results of operations, financial condition, level of indebtedness, capital requirements, contractual restrictions, restrictions in our debt agreements and in any preferred stock, business prospects and other factors that our Board of Directors may deem relevant. There can be no assurance that we will continue to pay any dividend in the future. If we do not pay dividends, the price of our common stock must appreciate for investors to realize a gain on their investment in

ClubCorp. This appreciation may not occur and our stock may in fact depreciate in value. For more information, see "Dividend Policy."

Affiliates of KSL may continue to be able to significantly influence our decisions and their interests may conflict with ours or yours in the future.

        As of October 16, 2014, the selling stockholder, an affiliate of KSL Capital Partners, LLC ("KSL"), beneficially owned approximately 50.8% of our common stock. As a result, investment funds associated with or designated by affiliates of KSL will continue to have the ability to elect members of our Board of Directors and thereby may be able to influence our policies and operations, including the appointment of management, future issuances of our common stock or other securities, the payment of dividends, if any, on our common stock, the incurrence or modification of debt by us, amendments to our amended and restated articles of incorporation and amended and restated bylaws and the entering into of extraordinary transactions, until such time as the selling stockholder substantially reduces its stake in our company. In addition, the interests of affiliates of KSL may not in all cases be aligned with your interests. KSL may have an interest in pursuing acquisitions, divestitures and other transactions that, in its judgment, could enhance its investment, even though such transactions might involve risks to you. For example, KSL may be interested in making acquisitions that increase our indebtedness or in selling revenue-generating assets. Additionally, in certain circumstances, acquisitions of debt at a discount by purchasers that are related to a debtor can give rise to cancellation of indebtedness income to such debtor for U.S. federal income tax purposes.

        KSL is in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us.

        Our amended and restated articles of incorporation provide that none of KSL, any of its affiliates or any director who is not employed by us or his or her affiliates will have any duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which we operate. KSL also may pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. So long as affiliates of KSL continue to own a significant amount of our combined voting power, even if such amount is less than 50%, KSL will continue to be able to influence our decisions and, so long as KSL and its affiliates collectively own at least 5% of all outstanding shares of our stock entitled to vote generally in the election of directors, it will be able to appoint individuals to our Board of Directors pursuant to our amended and restated articles of incorporation. In addition, KSL will be able to influence the outcome of all matters requiring stockholder approval and prevent a change of control or a change in the composition of our Board of Directors and could preclude any unsolicited acquisition of us. The concentration of ownership could deprive you of an opportunity to receive a premium for your shares of common stock as part of a sale of us and ultimately might affect the market price of our common stock.

Anti-takeover provisions in our organizational documents could delay or prevent a change of control.

        Certain provisions of our amended and restated articles of incorporation and amended and restated bylaws may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider to be in its best interest, including attempts that might result in a premium over the market price for the shares held by our stockholders.

        These provisions provide, among other things:

  •
  a classified Board of Directors with staggered three-year terms;

  •
  the ability of our Board of Directors to issue one or more series of preferred stock with voting or other rights or preferences that could have the effect of impeding the success of an attempt to acquire us or otherwise effect a change of control;

  •
  advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at stockholder meetings;

  •
  the right of KSL's affiliates, determined in proportion to their collective ownership of our common stock, to nominate at least a certain percentage of the members of our Board of Directors;

  •
  certain limitations on convening special stockholder meetings and stockholder action by written consent;

  •
  that, except in limited circumstances specified in our amended and restated articles of incorporation, if KSL's affiliates own less than 40% of the voting power of our capital stock entitled to vote in the election of directors, then certain provisions of our amended and restated articles of incorporation may be amended only by the affirmative vote of the holders (which must include at least one of certain specified affiliates of KSL, so long as affiliates of KSL beneficially own, in the aggregate, at least 5% of the voting power of our capital stock entitled to vote generally in the election of directors) of at least two-thirds of the voting power of our outstanding capital stock entitled to vote on such amendment; and

  •
  that if KSL's affiliates own less than 40% of the voting power of our capital stock entitled to vote in the election of directors, then our stockholders may adopt amendments to our amended and restated bylaws only by the affirmative vote of the holders (which must include at least one of certain specified KSL's affiliates, so long as KSL's affiliates beneficially own, in the aggregate, at least 5% of the voting power of our capital stock entitled to vote generally in the election of directors) of at least two-thirds of the voting power of our outstanding capital stock entitled to vote on such amendment.

        These anti-takeover provisions could make it more difficult for a third party to acquire us, even if the third party's offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares. See "Description of Capital Stock."

Our amended and restated articles of incorporation designate the Eighth Judicial District Court of Clark County, Nevada, as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, and therefore limit our stockholders' ability to choose a forum for disputes with us or our directors, officers, employees or agents.

        Our amended and restated articles of incorporation provide that, to the fullest extent permitted by law, and unless we consent to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive forum for any (i) derivative action or proceeding brought in the name or right of the corporation or on its behalf, (ii) action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to the corporation or any of our stockholders, (iii) any action arising or asserting a claim arising pursuant to any provision of Chapters 78 or 92A of the NRS or any provision of the corporation's articles of incorporation or bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our articles of incorporation or bylaws or (v) any action asserting a claim governed by the internal affairs doctrine. Our amended and restated articles of incorporation further provide that any person purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed, to the fullest extent permitted by law, to have notice of and consented to the foregoing provision.

        We believe the choice-of-forum provision in our amended and restated articles of incorporation will help provide for the orderly, efficient and cost-effective resolution of Nevada-law issues affecting us by designating courts located in the State of Nevada (our state of incorporation) as the exclusive forum for cases involving such issues. However, this provision may limit a stockholder's ability to bring a claim in a judicial forum that it believes to be favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents. While there is no Nevada case law addressing the enforceability of this type of provision, Nevada courts have on prior occasion found persuasive authority in Delaware case law in the absence of Nevada statutory or case law specifically addressing an issue of corporate law. The Court of Chancery of the State of Delaware ruled in June 2013 that choice-of-forum provisions of a type similar to those included in our amended and restated articles of incorporation are not facially invalid under corporate law and constitute valid and enforceable contractual forum selection clauses. However, if a court were to find the choice-of-forum provision in our amended and restated articles of incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

We are a "controlled company" within the meaning of the NYSE rules and the rules of the SEC. As a result, we qualify for, and intend to continue to rely on, exemptions from certain corporate governance requirements that provide protection to stockholders of other companies.

        As of October 16, 2014, affiliates of KSL control a majority of the voting power of our outstanding common stock. As a result, we are a "controlled company" within the meaning of the corporate governance standards of the NYSE. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a "controlled company" and may elect not to comply with certain corporate governance requirements, including:

  •
  the requirement that a majority of our Board of Directors consist of "independent directors" as defined under the rules of the NYSE;

  •
  the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities;

  •
  the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities; and

  •
  the requirement for an annual performance evaluation of the compensation and nominating and corporate governance committees.

        We intend to continue to utilize these exemptions for as long as we are legally able to do so. As a result, we may not have a majority of independent directors, our nominating and corporate governance committee and compensation committee may not consist entirely of independent directors and such committees may not be subject to mandatory annual performance evaluations. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE.

        Subject to a permitted phase-in schedule, we will be required to have a majority of our Board of Directors, as well as our entire compensation and nominating and corporate governance committees, consist of "independent directors" once affiliates of KSL control less than a majority of the voting power of our common stock.

We are an emerging growth company and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

        We are an emerging growth company as defined in the Jumpstart Our Business Startups Act enacted on April 5, 2012 (the "JOBS Act"). For as long as we continue to be an emerging growth company, we may choose to take advantage of certain exemptions from various reporting requirements applicable to other public companies, including, among other things:

  •
  exemption from the auditor attestation requirements under Section 404 of the Sarbanes-Oxley Act of 2002;

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  reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements;

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  exemption from the requirements of holding non-binding stockholder votes on executive compensation arrangements; and

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  exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless the SEC otherwise determines, any future audit rules that may be adopted by the Public Company Accounting Oversight Board.

        We will be an emerging growth company until December 25, 2018, or until the earliest of (i) the last day of the fiscal year in which we have annual gross revenue of $1 billion or more, (ii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt or (iii) the date on which we are deemed to be a large accelerated filer under the federal securities laws. We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

        Under the JOBS Act, emerging growth companies are also permitted to elect to delay adoption of new or revised accounting standards until companies that are not subject to periodic reporting obligations are required to comply, if such accounting standards apply to non-reporting companies. We have made an irrevocable decision to opt out of this extended transition period for complying with new or revised accounting standards.

        We cannot predict if investors will find our common stock less attractive if we continue to rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will continue to incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to comply with the laws and regulations affecting public companies, particularly after we are no longer an emerging growth company.

        As a public company, particularly after we cease to qualify as an emerging growth company, we will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements, in order to comply with the rules and regulations imposed by the Sarbanes-Oxley Act, as well as rules implemented by the SEC and NYSE. Our management and other personnel devote a substantial amount of time to these compliance initiatives and our legal and accounting compliance costs will increase. We also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers.

        For example, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls over financial reporting and disclosure controls and procedures. In particular, as a public company, we are required to perform system and process evaluations and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. As described above, as an emerging growth company, we may not need to comply with the auditor attestation provisions of Section 404 for several years. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 requires that we incur substantial accounting expense and that management expend time on compliance-related issues. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, we could lose investor confidence in the accuracy and completeness of our financial reports, which could cause our stock price to decline.

        When the available exemptions under the JOBS Act, as described above, cease to apply, we expect to incur additional expenses and devote increased management effort toward ensuring compliance with the requirements of the JOBS Act. We cannot predict or estimate the amount of additional costs we may incur as a result of operating as a public company or the timing of such costs.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        All statements (other than statements of historical facts) contained or incorporated by reference in this prospectus regarding the prospects of the industry and our prospects, plans, financial position and business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "should," "expect," "intend," "will," "estimate," "anticipate," "believe," "predict," "potential" or "continue" or the negatives of these terms or variations of them or similar terminology. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. Such statements reflect the current views of our management with respect to our operations, results of operations and future financial performance. The following factors are among those that may cause actual results to differ materially from the forward-looking statements:

  •
  adverse conditions affecting the United States economy;

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  our ability to attract and retain club members;

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  changes in consumer spending patterns, particularly with respect to demand for products and services;

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  unusual weather patterns, extreme weather events and periodic and quasi-periodic weather patterns, such as the El Niño/La Niña Southern Oscillation;

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  material cash outlays required in connection with refunds or escheatment of membership initiation deposits;

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  impairments to the suitability of our club locations;

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  regional disruptions such as power failures, natural disasters or technical difficulties in any of the major areas in which we operate;

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  seasonality of demand for our services and facilities usage;

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  increases in the level of competition we face;

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  the loss of members of our management team or key employees;

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  increases in the cost of labor;

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  increases in other costs, including costs of goods, rent, water, utilities and taxes;

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  decreasing values of our investments;

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  illiquidity of real estate holdings;

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  our substantial indebtedness, which may adversely affect our financial condition and our ability to operate our business, react to changes in the economy or our industry and pay our debts, and which could divert our cash flows from operations for debt payments;

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  our need to generate cash to service our indebtedness;

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  the incurrence by us of substantially more debt, which could further exacerbate the risks associated with our substantial leverage;

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  restrictions in our debt agreements that limit our flexibility in operating our business;

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  our variable rate indebtedness could cause our debt service obligations to increase significantly;

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  timely, costly and unsuccessful development and redevelopment activities at our properties;

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  unsuccessful or burdensome acquisitions;

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  complications integrating acquired businesses and properties into our operations;

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  restrictions placed on our ability to limit risk due to joint ventures and collaborative arrangements;

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  insufficient insurance coverage and uninsured losses;

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  accidents or injuries which occur at our properties;

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  adverse judgments or settlements;

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  our failure to comply with regulations relating to public facilities or our failure to retain the licenses relating to our properties;

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  future environmental regulation, expenditures and liabilities;

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  changes in or failure to comply with laws and regulations relating to our business and properties;

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  failure in systems or infrastructure which maintain our internal and customer data, including as a result of cyber attacks;

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  sufficiency and performance of the technology we own or license;

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  write-offs of goodwill;

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  risks related to tax examinations by the IRS;

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  cancellation of indebtedness income resulting from cancellation of certain indebtedness;

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  the substantial ownership of our equity by the selling stockholder;

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  future sales of our common stock could cause the market price to decline;

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  certain provisions of our amended and restated articles of incorporation limit our stockholders' ability to choose a forum for disputes with us or our directors, officers, employees or agents;

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  our stock price may change significantly;

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  our ability to declare and pay dividends;

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  securities analysts could publish information that negatively impacts our stock price and trading volume;

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  anti-takeover provisions could delay or prevent a change of control;

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  the actions of activist stockholders could negatively impact our business and such activism could impact the trading value and volatility of our securities;

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  as a "controlled company," we rely on exemptions from certain corporate governance requirements that provide protection to stockholders of other companies;

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  "emerging growth company" status as defined in the Jumpstart Our Business Startups Act may impact attractiveness our of common stock to investors; and

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  other factors contained or incorporated or deemed incorporated by reference in this prospectus and risks related to this offering and ownership of our common stock.

        The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Other sections of this prospectus and other disclosure incorporated or deemed incorporated by reference herein may include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Before investing in our common stock, investors should be aware that the occurrence of the events described or referred to under the caption "Risk Factors" and in this prospectus and the documents incorporated or deemed incorporated by reference in this prospectus could have a material adverse effect on our business, results of operations and financial condition.

        You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

        This prospectus incorporates by reference statistical data that we obtained from industry publications and reports. These publications generally indicate that they have obtained their information from sources believed to be reliable, but do not guarantee the accuracy and completeness of their information. Although we believe the publications are reliable, we have not independently verified their data.

        You should read this prospectus, including the financial statements and the related notes that are incorporated or deemed incorporated by reference in this prospectus, and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

 CLUBCORP HOLDINGS, INC.

        We are a membership-based leisure business and a leading owner-operator of private golf and country clubs, business, sports and alumni clubs in North America. As of October 16, 2014, our portfolio of over 200 owned or operated clubs, with over 180,000 memberships, serves over 430,000 individual members. We are the largest owner of private golf and country clubs in the United States and own the underlying real estate for 115 of our golf and country clubs (consisting of over 25 thousand acres of fee simple real estate). We lease, manage or operate through joint ventures the remaining golf and country clubs. We own, lease, manage or operate through a joint venture over 45 business, sports and alumni clubs. Our golf and country clubs are designed to appeal to the entire family, fostering member loyalty which we believe allows us to capture a greater share of our member households' discretionary leisure spending. Our business, sports and alumni clubs are designed to provide our members with private upscale locations where they can work, network and socialize. We offer our members privileges throughout our collection of clubs, and we believe that our diverse facilities, recreational offerings and social programming enhance our ability to attract and retain members across a number of demographic groups. We also have alliances with other clubs, resorts and facilities located worldwide through which our members can enjoy additional access, discounts, special offerings and privileges outside of our owned and operated clubs. Given the breadth of our products, services and amenities, we believe that we offer a compelling value proposition to our members.

        ClubCorp was founded in 1957 with one country club in Dallas, Texas with the basic premise of providing a first-class club membership experience. We later expanded to encompass multiple locations, making us one of the first companies to enter into the business of professional ownership and operation of private golf and country clubs. In 1966, we established our first business club with the belief that we could profitably apply our principle of delivering quality service and member satisfaction in a related line of business. In 1999, we began leveraging the breadth and geographic diversity of our clubs by offering our members various upgrade programs to take advantage of our portfolio of clubs and variety of amenities.

        Our operations are organized into two principal business segments: (1) golf and country clubs and (2) business, sports and alumni clubs. Our golf and country club segment includes a broad variety of clubs designed to appeal to a diverse group of families and individuals who lead an active lifestyle and seek a nearby outlet for golf, tennis, swimming and other outdoor activities. Our business clubs are generally located in office towers or business complexes and cater to business executives, professionals and entrepreneurs with a desire to entertain clients, expand their business networks, work and socialize in a private, upscale location. Our sports clubs include a variety of fitness and racquet facilities. Our alumni clubs are associated with universities with large alumni networks, and are designed to provide a connection between the university and its alumni and faculty.

        ClubCorp Holdings, Inc. was incorporated in the State of Nevada on November 10, 2010. Our principal executive offices are located at 3030 LBJ Freeway, Suite 600, Dallas, Texas 75234. Our telephone number is (972) 243-6191. Our website address is www.clubcorp.com. In addition, we maintain a Facebook page at www.facebook.com/clubcorp and a Twitter feed at www.twitter.com/clubcorp. Information contained on, or that can be accessed through, our website, Facebook page or Twitter feed does not constitute part of this prospectus and inclusions of our website address, Facebook page address and Twitter feed address in this prospectus are inactive textual references only. The information that can be accessed through these websites is not part of this prospectus, and investors should not rely on any such information in deciding whether to purchase our common stock.

 USE OF PROCEEDS

        The selling stockholder will receive all of the net proceeds from the sale of shares of our common stock offered by it pursuant to this prospectus. We will not receive any of the proceeds from any sale of these shares of common stock.

DIVIDEND POLICY

        During the fiscal year ended on December 31, 2013, on December 26, 2012, we declared a cash dividend of $35.0 million to the owners of our common stock. This dividend was paid on December 27, 2012, prior to our initial public offering. We did not declare or pay any cash dividends on our common stock in the fiscal year ended December 25, 2012.

        In December 2013, our Board of Directors adopted a policy to pay, subject to the satisfaction of certain conditions and the availability of funds, a regular quarterly cash dividend of $0.12 per share of common stock, or an indicated annual rate of $0.48 per share of common stock. In connection with such dividend policy, on December 10, 2013, which was during the fiscal year ended on December 31, 2013, we declared a cash dividend of $7.7 million, or $0.12 per share of common stock, to the owners of our common stock. This dividend was paid on January 15, 2014. On March 18, 2014, we declared a cash dividend of $7.7 million, or $0.12 per share of common stock, to the owners of our common stock. This dividend was paid on April 15, 2014. On June 25, 2014, we declared a cash dividend of $7.7 million, or $0.12 per share of common stock, to the owners of our common stock. This dividend was paid on July 15, 2014. On September 9, 2014, we declared a cash dividend of $7.7 million, or $0.12 per share of common stock, to the owners of our common stock. This dividend was paid on October 15, 2014.

        Our ability to pay dividends depends in part on our receipt of cash distributions from our operating subsidiaries, which may be restricted from distributing us cash as a result of the laws of their jurisdiction of organization, agreements of our subsidiaries or covenants under any existing and future outstanding indebtedness we or our subsidiaries incur. In particular, the ability of our subsidiaries to distribute cash to ClubCorp Holdings, Inc. is limited by covenants in the credit agreement governing our secured credit facilities. The payment of such quarterly dividends and any future dividends will be at the discretion of our Board of Directors and subject to compliance with applicable law.

DESCRIPTION OF CAPITAL STOCK

        The following is a description of the material terms of, and is qualified in its entirety by, our amended and restated articles of incorporation and amended and restated bylaws, the forms of which are incorporated by reference as exhibits to our registration statement, of which this prospectus forms a part.

        Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Nevada Revised Statutes (the "NRS"). Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. As of October 16, 2014, we had 64,443,332 shares of our common stock outstanding. No shares of preferred stock were issued or outstanding as of October 16, 2014. Unless our Board of Directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

        Holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The holders of our common stock do not have cumulative voting rights in the election of directors.

        Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. The common stock is not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the common stock. All shares of our common stock that are outstanding at the time of the completion of the offering are fully paid and non-assessable. The rights, powers, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may authorize and issue in the future.

Preferred Stock

        Our amended and restated articles of incorporation authorize our Board of Directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by the NYSE, the authorized shares of preferred stock will be available for issuance without further action by you. Our Board of Directors is authorized to determine, with respect to any series of preferred stock, the voting powers, designations, preferences, limitations, restrictions and relative rights thereof, including, without limitation:

  •
  the designation of the series;

  •
  the number of shares of the series, which our Board of Directors may, to the extent provided in our amended and restated articles of incorporation or the certificate of designation relating to the series, increase (but not above the total number of then authorized and undesignated shares of preferred stock) or decrease (but not below the number of shares of the series then outstanding);

  •
  whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

  •
  the date(s) on which dividends, if any, will be payable;

  •
  the redemption rights and price(s), if any, for shares of the series;

  •
  the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

  •
  the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

  •
  whether shares of the series will be convertible into shares of any other class or series of our capital stock, or any other security of our company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price(s) or rate(s), any rate adjustments, the date(s) as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

  •
  restrictions on the issuance of shares of the same series or of any other class or series; and

  •
  the voting rights, if any, of the holders of the series.

        We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that any number of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium for their shares of our common stock over the market price of the common stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock, including, without limitation, by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Dividends

        Under NRS 78.288, the directors of a corporation may authorize, and the corporation may make, distributions (including cash dividends) to stockholders, but no such distribution may be made if, after giving it effect:

  •
  the corporation would not be able to pay its debts as they become due in the usual course of business; or

  •
  the corporation's total assets would be less than the sum of (x) its total liabilities plus (y) the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

        The NRS prescribes the timing of the determinations above depending on the nature and timing of payment of the distribution. For cash dividends paid within 120 days after the date of authorization, the determinations above must be made as of the date the dividend is authorized. When making their determination that a distribution is not prohibited by NRS 78.288, directors may consider:

  •
  financial statements prepared on the basis of accounting practices that are reasonable in the circumstances;

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  a fair valuation, including, but not limited to, unrealized appreciation and depreciation; and/or

  •
  any other method that is reasonable in the circumstances.

        Declaration and payment of any dividend will be subject to the discretion of our Board of Directors. We intend to pay cash dividends on our common stock, however, the time and amount of such dividends, if any, will be dependent upon our financial condition, operations, compliance with applicable law, cash requirements and availability, debt repayment obligations, capital expenditure needs and restrictions in our debt instruments, contractual restrictions, business prospects, industry trends, the provisions of Nevada law affecting the payment of distributions and any other factors our Board of Directors may consider relevant. We began to pay a quarterly cash dividend on our common stock of $0.12 per share, or an indicated annual rate of $0.48 per share of common stock, in the first calendar quarter of 2014. The payment of any future dividends will be at the discretion of our Board of Directors. Our ability to pay dividends on our common stock depends in part on our receipt of cash dividends from our operating subsidiaries, which may be restricted from paying us dividends as a result of the laws of their jurisdiction of organization, agreements of our subsidiaries or covenants under any existing and future outstanding indebtedness we or our subsidiaries incur. In particular, the ability of our subsidiaries to distribute cash to Holdings to pay dividends is limited by covenants in our secured credit facilities and may be further restricted by the terms of any future debt or preferred securities.

Annual Stockholder Meetings

        Our amended and restated articles of incorporation and our amended and restated bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our Board of Directors. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and Certain Provisions of Nevada Law

        Our amended and restated articles of incorporation, amended and restated bylaws and the NRS contain provisions, which are summarized in the following paragraphs, that may have the effect of maintaining continuity and stability in the composition of our Board of Directors. These provisions may help us avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board of Directors to effectively evaluate and negotiate in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of our company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider to be in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

Authorized but Unissued Capital Stock

        Nevada law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares may be issued in the future for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

        Our authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

        Moreover, the Board of Directors has the authority, without stockholder approval, to issue shares of our authorized, unissued and unreserved common stock, and to designate and issue shares of our preferred stock having voting or other rights or preferences that could have the effect of impeding the success of an attempt to acquire us or otherwise effect a change of control. Any such issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby preserve the continuity of then-current management and possibly limit or preclude the ability of our stockholders to sell their shares of common stock at a premium to the then-prevailing market price.

Classified Board of Directors

        Our amended and restated articles of incorporation provide that our Board of Directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors serving three-year terms. As such, approximately one-third of our Board of Directors will be elected each year and at least two annual meetings of stockholders may be necessary to change a majority of the directors. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our Board of Directors. Our amended and restated articles of incorporation and amended and restated bylaws provide that, subject to any rights of holders of preferred stock, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors or, so long as KSL's affiliates beneficially own, in the aggregate, at least 40% of the voting power of the stock of our company entitled to vote generally in the election of directors, by the stockholders.

Business Combinations and Acquisition of Control Shares

        Pursuant to provisions in our amended and restated articles of incorporation and amended and restated bylaws, we have elected not to be governed by certain Nevada statutes that may have the effect of discouraging corporate takeovers.

        Nevada's "combinations with interested stockholders" statutes (NRS 78.411 through 78.444, inclusive) prohibit specified types of business "combinations" between certain Nevada corporations and any person deemed to be an "interested stockholder" for two years after such person first becomes an "interested stockholder" unless the corporation's board of directors approves the combination (or the transaction by which such person becomes an "interested stockholder") in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation's voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an "interested stockholder" is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term "combination" is sufficiently broad to cover most significant transactions between a corporation and an "interested stockholder." Our original articles of incorporation provided, and our amended and restated articles of incorporation provide, that these statutes will not apply to us.

        Nevada's "acquisition of controlling interest" statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These "control share" laws provide generally that any person that acquires a "controlling interest" in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Our amended and restated articles of incorporation and our amended and restated bylaws provide that these statutes do not apply to any acquisition of our common stock. Absent such provision in our articles of incorporation or bylaws, these laws would apply to us if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a "controlling interest" whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become "control shares" to which the voting restrictions described above apply.

        In addition, NRS 78.139 also provides that directors may resist a change or potential change in control if the directors, by majority vote of a quorum, determine that the change is opposed to, or not in, the best interests of the corporation.

Removal of Directors; Vacancies

        Under NRS 78.335, one or more of the incumbent directors may be removed from office by the vote of stockholders representing two-thirds or more of the voting power of the issued and outstanding stock entitled to vote. Our amended and restated articles of incorporation provide that, subject to the rights of holders of our preferred stock and the rights of KSL's affiliates as set forth in our amended and restated articles of incorporation, any newly created position on the Board of Directors that results from an increase in the total number of directors and any vacancies on the Board of Directors will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director or by the stockholders; provided, however, at any time when KSL's affiliates beneficially own, in the aggregate, less than 40% of the voting power of the stock of our company entitled to vote generally in the election of directors, any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors may only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by the stockholders).

No Cumulative Voting

        The NRS does not permit stockholders to cumulate their votes other than in the election of directors, and then only if expressly authorized by the corporation's articles of incorporation. Our amended and restated articles of incorporation expressly prohibit cumulative voting.

Special Stockholder Meetings

        Our amended and restated articles of incorporation provide that special meetings of our stockholders may be called at any time only by or at the direction of (i) the Board of Directors, (ii) the chairman of the Board of Directors or (iii) two or more of the members of our Board of Directors; provided, however, at any time when KSL's affiliates beneficially own, in the aggregate, at least 40% of the voting power of our capital stock entitled to vote generally in the election of directors, special meetings of our stockholders will be called by the Board of Directors or the chairman of the Board of Directors at the request of KSL's affiliates. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

Requirements for Advance Notification of Director Nominations and Stockholder Proposals

        Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors. In order for any matter to be properly brought before a meeting of our stockholders, the stockholder submitting the proposal or nomination will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder's notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated bylaws also specify requirements as to the form and content of the stockholder's notice. Our amended and restated bylaws allow the chairman of the meeting to prescribe rules and regulations for the conduct of stockholders meetings which may preclude the conduct of certain business at a meeting if the rules and regulations are not followed. Our amended and restated bylaws provide that any time when KSL's affiliates have the right, pursuant to our amended and restated articles of incorporation, to nominate at least one member of our Board of Directors, these advance notice provisions will not apply to KSL's affiliates. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to influence or obtain control of our company.

Stockholder Action by Written Consent

        Pursuant to our amended and restated articles of incorporation, at any time when KSL's affiliates beneficially own, in the aggregate, at least 40% of the voting power of our capital stock entitled to vote generally in the election of directors, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent to the action is signed by stockholders holding at least a majority of the voting power (or if a greater proportion of voting power would be required for such an action at a meeting of stockholders, then that proportion of written consents is required). In no instance where action is authorized by written consent need a meeting of stockholders be called or, unless otherwise required by applicable law or any certificate of designation relating to any series of preferred stock, notice given. Our amended and restated articles of incorporation preclude stockholder action by written consent at any time when KSL's affiliates beneficially own, in the aggregate, less than 40% of the voting power of our capital stock entitled to vote generally in the election of directors.

Supermajority Provisions

        Our amended and restated articles of incorporation and amended and restated bylaws provide that the Board of Directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our bylaws without a stockholder vote in any manner not inconsistent with the laws of the State of Nevada and our amended and restated articles of incorporation. For as long as KSL's affiliates beneficially own, in the aggregate, at least 40% of the voting power of our capital stock entitled to vote generally in the election of directors, any amendment, alteration, rescission or repeal of our bylaws by our stockholders will require the affirmative vote of a majority of the voting power of our outstanding capital stock entitled to vote thereon, voting together as a single class. At any time when KSL's affiliates beneficially own, in the aggregate, less than 40% of the voting power of our capital stock entitled to vote generally in the election of directors, any amendment, alteration, rescission or repeal of our bylaws by our stockholders will require the affirmative vote of the holders (which must include at least one of certain specified KSL affiliates, so long as KSL's affiliates beneficially own, in the aggregate, at least 5% of the voting power of our capital stock entitled to vote generally in the election of directors) of at least two-thirds of the voting power of our outstanding capital stock entitled to vote thereon, voting together as a single class.

        The NRS provides generally that unless the articles of incorporation require a greater percentage, the affirmative vote of a majority of the voting power of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation's articles of incorporation.

        Our amended and restated articles of incorporation provide that at any time when KSL's affiliates beneficially own, in the aggregate, less than 40% of the voting power of our capital stock entitled to vote generally in the election of directors, the following provisions in our amended and restated articles of incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders (which must include at least one of certain specified KSL affiliates, so long as KSL's affiliates beneficially own, in the aggregate, at least 5% of the voting power of our capital stock entitled to vote generally in the election of directors) of at least two-thirds of the voting power of our outstanding capital stock entitled to vote thereon, voting together as a single class:

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  the provision requiring a two-thirds supermajority vote for stockholders to make, repeal, amend, alter, or rescind our bylaws;

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  the provisions providing for a classified Board of Directors;

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  the provisions regarding competition and corporate opportunities;

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  the provisions regarding stockholder action by written consent;

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  the provisions regarding special meetings of stockholders;

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  the provisions regarding vacancies on our Board of Directors and newly created directorships;

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  the provisions rendering inapplicable to us the "combinations with interested stockholders" statutes and the "acquisition of controlling interest" statutes;

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  the provisions granting certain nomination and information rights to KSL's affiliates so long as KSL and certain of its affiliates beneficially own, in the aggregate, at least 5% of the voting power of our capital stock entitled to vote generally in the election of directors;

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  the provisions providing for a mandatory and exclusive forum for stockholder derivative actions and certain other actions and proceedings;

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  the provisions relating to the exculpation and indemnification of our directors and officers; and

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  the provision requiring that the above provisions be amended only by a two-thirds supermajority vote.

        The supermajority provisions described above will not apply to any amendment to our articles of incorporation to be effected pursuant to, or to be effective upon or after the consummation of, a merger, conversion or exchange in which ClubCorp Holdings, Inc. is a constituent entity, in each case which has been otherwise duly authorized and approved by our Board of Directors and our stockholders (which must include at least one of certain specified KSL affiliates, so long as KSL's affiliates beneficially own, in the aggregate, at least 5% of the voting power of our capital stock entitled to vote generally in the election of directors) in accordance with our amended and restated articles of incorporation (including any certificate of designation relating to any series of preferred stock), our amended and restated bylaws, the NRS and other applicable law.

        The combination of the classification of our Board of Directors, the lack of cumulative voting and the supermajority voting requirements described above will make it more difficult for our existing stockholders to replace our Board of Directors as well as for another party to obtain control of us by replacing our Board of Directors. Because our Board of Directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

        These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management or our company, such as a merger, reorganization or tender offer. These provisions may have the effect of maintaining continuity and stability in the composition of our Board of Directors and its policies and discouraging certain types of transactions that may involve an actual or threatened acquisition of our company. These provisions may also reduce our vulnerability to an unsolicited acquisition proposal and discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Dissenters' Rights of Appraisal and Payment

        The provisions of Nevada's dissenter's rights statutes (NRS 92A.300 through 92A.500, inclusive) specify certain corporate actions giving rise to the right of a stockholder to demand payment of "fair value" (as defined in NRS 92A.320) of its shares, subject to a number of limitations and procedural requirements.

Stockholders' Derivative Actions

        Our stockholders may be entitled to bring an action in our name to procure a judgment in our favor, also known as a derivative action, subject to the requirements of applicable law.

Exclusive Forum

        Our amended and restated articles of incorporation provide that to the fullest extent permitted by law, and unless we consent to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive forum for any (i) derivative action or proceeding brought in the name or right of the corporation or on its behalf, (ii) action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to the corporation or any of our stockholders, (iii) action arising or asserting a claim arising pursuant to any provision of Chapters 78 or 92A of the NRS or any provision of the corporation's articles of incorporation or bylaws, (iv) action to interpret, apply, enforce or determine the validity of the corporation's articles of incorporation or bylaws or (v) action asserting a claim governed by the internal affairs doctrine.

Conflicts of Interest

        The NRS permits a Nevada corporation to renounce in its articles of incorporation or by action by the board of directors any interest or expectancy to participate in specified business opportunities (or specified classes or categories of business opportunities) that are presented to the corporation or one or more of its officers, directors or stockholders. Except as described further below, our amended and restated articles of incorporation provide that, to the fullest extent permitted by law, we renounce any interest or expectancy in, and the right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for KSL's affiliates or any of our non-employee directors or his or her affiliates. Our amended and restated articles of incorporation also provide that, to the fullest extent permitted by law, none of KSL's affiliates or any non-employee director or his or her affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that KSL's affiliates or any of our non-employee directors acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for himself or herself or offer it to another person or entity. Our amended and restated articles of incorporation do not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director of our company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us if it is a transaction or opportunity that (i) we are neither financially or legally able, nor contractually permitted, to undertake, (ii) by its nature, is not in the line of our business or is of no practical advantage to us or (iii) is one in which we have no interest or reasonable expectancy.

Limitations on Liability and Indemnification of Officers and Directors

        Our amended and restated articles of incorporation provide that the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS. NRS 78.138(7) provides that, subject to very limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

        Our amended and restated bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent permitted under the NRS. We also are expressly authorized to carry directors' and officers' liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

        The limitation of liability, indemnification and advancement provisions in our amended and restated articles of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

        We currently are or will be party to indemnification agreements with certain of our directors and officers. These agreements, together with provisions of our amended and restated articles of incorporation and our amended and restated bylaws, require us to indemnify these individuals to the fullest extent permitted under Nevada law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

        There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Deemed Notice and Consent

        Our amended and restated articles of incorporation provide that any person purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed, to the fullest extent permitted by law, to have notice of and consented to all of the provisions of our amended and restated articles of incorporation (including, without limitation, the provisions described above under "—Exclusive Forum"), our amended and restated bylaws and any amendment to our articles of incorporation or bylaws enacted in accordance therewith and applicable law.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent's address is 250 Royall Street, Canton, Massachusetts 02021, and its telephone number is (800) 662-7232.

Listing

        Our common stock is listed on the NYSE under the symbol "MYCC."

SELLING STOCKHOLDER

        The following table sets forth the name of the selling stockholder, the beneficial ownership of our common stock by the selling stockholder and the maximum number of shares that may be sold hereunder. The actual amount, if any, of common stock to be offered by the selling stockholder and the amount and percentage of our common stock to be owned by the selling stockholder following such offering will be disclosed in the applicable prospectus supplement.

        The number of shares and percentages of beneficial ownership set forth below are based on the number of shares of our common stock issued and outstanding as of October 16, 2014. Beneficial ownership is determined in accordance with the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

        Unless otherwise noted in the footnote to the following table, the selling stockholder has sole voting and investment power with respect to its beneficially owned common stock.

	Shares of Common Stock Beneficially Owned Prior to this Offering		Maximum Number of Shares of Common Stock to be Sold Hereunder	Shares of Common Stock Beneficially Owned After Sale of the Maximum Number of Shares
Name of Selling Stockholder	Number	%	Number	Number	%
Fillmore CCA Investment, LLC(1)	32,768,922	50.8%	32,768,922	0	0%

(1)
Fillmore CCA Investment, LLC is 100% owned by Fillmore CCA Holdings I, LLC. Fillmore CCA Holdings I, LLC is 5.1% owned by Fillmore CCA (Alternative), L.P., 9.2% owned by Fillmore CCA Supplemental TE (Alternative), L.P., 12.6% owned by Fillmore CCA TE (Alternative), L.P., 12.7% owned by Fillmore CCA TE-A (Alternative), L.P., 1.2% owned by KSL Capital Partners II FF, L.P., 6.7% owned by KSL Capital Partners Supplemental II, L.P., 5.9% owned by KSL CCA 2010 Co-Invest 2, L.P., 36.7% owned by KSL CCA 2010 Co-Invest, L.P., 3.7% owned by KSL CCA Co-Invest 2, L.P. and 6.2% owned by KSL CCA Co-Invest, L.P (collectively, the "KSL Investors"). KSL Capital Partners II GP, LLC is the sole general partner of Fillmore CCA (Alternative), L.P., Fillmore CCA TE (Alternative), L.P., Fillmore CCA TE-A (Alternative), L.P. and KSL Capital Partners II FF, L.P. KSL Capital Partners Supplemental II GP, LLC is the sole general partner of Fillmore CCA Supplemental TE (Alternative), L.P. and KSL Capital Partners Supplemental II, L.P. KSL Capital Partners II Co-Invest GP, LLC is the sole general partner of KSL CCA 2010 Co-Invest 2, L.P., KSL CCA 2010 Co-Invest, L.P., KSL CCA Co-Invest 2, L.P. and KSL CCA Co-Invest, L.P. The investment decisions of each of KSL Capital Partners II GP, LLC, KSL Capital Partners Supplemental II GP, LLC and KSL Capital Partners II Co-Invest GP, LLC (collectively, the "KSL General Partners," and together with the KSL Investors, the "KSL Funds") regarding the shares are made by its respective special investment committee, which exercises voting and dispositive power over the shares indirectly beneficially owned by the KSL General Partners. The special investment committee of each of the KSL General Partners consists of Eric C. Resnick, Michael S. Shannon and Steven S. Siegel. A decision of each special investment committee is determined by the affirmative vote of a majority of the members of such committee. Messrs. Resnick, Shannon and S. Siegel disclaim beneficial ownership of these shares. The address for each KSL Fund and Messrs. Resnick, Shannon and Siegel is c/o KSL Capital Partners, LLC, 100 Fillmore Street, Suite 600, Denver, Colorado 80206.

 PLAN OF DISTRIBUTION

        The selling stockholder may sell the common stock covered by this prospectus in any of the following ways (or in any combination):

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  to or through underwriters or dealers;

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  directly to one or more purchasers; or

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  through agents.

        Each time that the selling stockholder sells common stock covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such common stock, including:

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  the name or names of any underwriters, dealers or agents and the amounts of common stock underwritten or purchased by each of them;

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  the offering price of the common stock and the proceeds to the selling stockholder and any underwriting discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers;

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  any options under which underwriters may purchase additional shares from the selling stockholder; and

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  any additional terms and conditions of the offering.

        Any offering price and any discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers may be changed from time to time. The selling stockholder may determine the price or other terms of the common stock offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

        The selling stockholder may distribute the common stock from time to time in one or more transactions:

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  at a fixed price or at prices that may be changed from time to time;

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  at market prices prevailing at the time of sale;

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  at prices relating to such prevailing market prices; or

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  at negotiated prices.

        Underwriters, dealers or any other third parties described above may offer and sell the offered common stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any common stock, the common stock will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The common stock may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the common stock will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the common stock if they purchase any of the common stock (other than any common stock purchased upon exercise of any over-allotment option), unless otherwise specified in the prospectus supplement. The selling stockholder may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

        The selling stockholder may sell the common stock through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the common stock and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. The selling stockholder may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act of 1933, as amended (the "Securities Act"). The selling stockholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the common stock from the selling stockholder at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts. Any underwriters, broker-dealers and agents that participate in the distribution of the common stock may be deemed to be "underwriters" as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the common stock, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.

        Offered common stock may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with the selling stockholder and its compensation will be described in the applicable prospectus supplement.

        Underwriters or agents may purchase and sell the common stock in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids.

        Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the common stock and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the common stock in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the common stock are traded, in the over-the-counter market or otherwise.

        There can be no assurance that the selling stockholder will sell all or any of the common stock offered by this prospectus. Moreover, some of the common stock offered by this prospectus may be sold by the selling stockholder in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.

        Agents, dealers and underwriters may be entitled to indemnification by us and the selling stockholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof.

        The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

 LEGAL MATTERS

        The validity of our common stock offered hereby will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the ClubCorp Holdings, Inc. Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2014 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

        The rules of the SEC allow us to "incorporate by reference" information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and information that we file in the future with the SEC will automatically update and supersede, as appropriate, this information. We incorporate by reference the documents listed below and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement and after the date of this prospectus from their respective filing dates so long as the registration statement of which this prospectus is a part remains effective:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as superseded by, to the extent set forth in, our Current Report on Form 8-K filed with the SEC on May 2, 2014 referred to below;

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  Our Quarterly Report on Form 10-Q for the quarterly periods ended March 25, 2014, June 17, 2014 and September 9, 2014;

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  Our Annual Proxy Statement on Schedule 14A filed on May 15, 2014 to the extent incorporated into our Annual Report on Form 10-K;

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  Our Current Reports on Form 8-K filed with the SEC on February 13, 2014, April 11, 2014, May 2, 2014, June 26, 2014, August 13, 2014 and October 3, 2014; and

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  The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 17, 2013, including any subsequent amendment or any report filed for the purpose of updating such description.

        Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K (including any Form 8-K itemized above), including the related exhibits, nor in any documents or other information that is deemed to have been "furnished" to and not "filed" with the SEC.

        Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

        You may request a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

ClubCorp Holdings, Inc.
Attention: Investor Relations
3030 LBJ Freeway, Suite 600
Dallas, TX 75234
(972) 888-7495

        You should rely only on the information incorporated by reference or provided in this prospectus. Neither we, the selling stockholder nor any underwriter has authorized anyone else to provide you with different information.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, as well as our common stock, we refer you to the registration statement and to its exhibits and schedules.

        We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these reports, statements or other information at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549 or at its regional offices. You can request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available to the public at the SEC's internet site at http://www.sec.gov.

        We also make available, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A (and any amendments to those forms) as soon as reasonably practicable after they are filed with or furnished to the SEC. Those filings are accessible through our website under the heading "Investor Relations" at www.clubcorp.com. Please note that our website address is provided in this prospectus as an inactive textual reference only. The information found on or accessible, free of charge, through our website is not part of this prospectus or any prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

10,000,000 Shares

ClubCorp Holdings, Inc.

Common Stock

Prospectus Supplement

July 23, 2015

Goldman, Sachs & Co.